Exhibit 99(f)
NORTHEAST ENERGY ASSOCIATES, A LIMITED PARTNERSHIP (the registrant) Certification Of Periodic Report

I, Robert L. McGrath, Vice President and Treasurer of ESI Northeast Energy GP, Inc. (equivalent to the Chief Financial Officer of registrant) as Administrative General Partner of Northeast Energy Associates, A Limited Partnership certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

the Quarterly Report on Form 10-Q of the registrant for the quarterly period ended June 30, 2002 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

Dated: August 14, 2002

ROBERT L. MCGRATH

Robert L. McGrath
Vice President and Treasurer
(equivalent to the Chief Financial Officer)
ESI Northeast Energy GP, Inc.
as Administrative General Partner of
Northeast Energy Associates,
A Limited Partnership